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                                                                    EXHIBIT 23.3






INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in Registration Statement Nos. 333-51658 and 333-84804 of Informax, Inc. on Forms S-8 of our report dated February 4, 2002, appearing in this Annual Report on Form 10-K of Informax, Inc. for the year ended December 31, 2001.


/s/ Deloitte & Touche LLP

McLean, Virginia
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